UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

CISO Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41227	83-4210278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6900 E. Camelback Road, Suite 900

Scottsdale, Arizona 85251

(Address of principal executive offices) (Zip Code)

(480) 389-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001	CISO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08. Shareholder Director Nominations.

Our Board of Directors fixed December 10, 2025 as the date for our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) and the close of business on November 7, 2025 as the record date for determining stockholders entitled to receive notice of, and vote at, the 2025 Annual Meeting.

In order for stockholder proposals to be presented at the 2025 Annual Meeting (including a proposal for election of directors), including by means of inclusion of a stockholder proposal in the proxy materials under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, such proposals must be received by our Secretary a reasonable time before we begin to print and mail our proxy materials, which we have determined to be not later than October 29, 2025 at 11:59 p.m. Eastern time. Any proposal submitted after the above deadline will not be considered timely and will be excluded from our proxy materials. Proposals of stockholders must also comply with rules of the U.S. Securities and Exchange Commission (the “SEC”) regarding the inclusion of stockholder proposals in proxy materials and we may omit from our proxy materials any proposal that does not comply with the SEC’s rules. All stockholder proposals intended to be considered for inclusion in our proxy materials for the 2025 Annual Meeting must also comply with applicable Delaware law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISO GLOBAL, INC.

Date: October 21, 2025	By:	/s/ Debra L. Smith
Debra L. Smith
Chief Financial Officer